CERTIFICATION

Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18,United States Code), each of the undersigned officers of Aquila Municipal Trust (formerly, Tax-Free Trust of Arizona), do hereby certify to such officer's knowledge, that:

The report on Form N-CSR of Aquila Municpal Trust (formerly, Tax-Free Trust of Arizona) for the period ended March 31, 2013, (the "Form N-CSR") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Aquila Municipal Trust (formerly, Tax-Free Trust of Arizona.)

Dated: June 6, 2013	/s/ Diana P. Herrmann
President and Trustee Aquila Municipal Trust (formerly, Tax-Free Trust of Arizona)

Dated: June 6, 2013	/s/ Joseph P. DiMaggio
Chief Financial Officer and Treasurer Aquila Municipal Trust (formerly, Tax-Free Trust of Arizona)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Aquila Municipal Trust (formerly, Tax-Free Trust of Arizona) and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.